Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of Augme Technologies, Inc. (Form S-3 No. 333-175191, and Form S-8 Nos. 333-76528, 333-117481, 333-157475, 333-158382, 333-160894, 333-163918, 333-170067, 333-170069 and 333-180740) of our report dated June 1, 2010 with respect to the audited consolidated financial statements of Augme Technologies, Inc. for the year ended February 28, 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/MaloneBailey, LLP

MaloneBailey, LLP

Houston, Texas

May 8, 2012